Exhibit 99.1

Press Release
	Contact:	Terry Sanford, EVP & CFO
FOR IMMEDIATE RELEASE		Carriage Services, Inc.
(713) 332-8400

	Investors:	Alexandra Tramont/Matt Steinberg
FTI Consulting, Inc.
(212) 850-5600
CARRIAGE SERVICES ANNOUNCES 2011 THIRD QUARTER RESULTS
HOUSTON — November 3, 2011 — Carriage Services, Inc. (NYSE: CSV) today announced results for the three and nine months ended September 30, 2011, compared to the periods of 2010, as follows (amounts in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
Revenues	$45.5	$44.1	$136.8	$142.8
Net income attributable to common shareholders	$0.9	$0.8	$5.9	$6.7
Diluted earnings per share	$0.05	$0.04	$0.33	$0.36
Special items (pre-tax)	$1.5	$1.8	$2.6	$5.8
Non-GAAP net income attributable to common shareholders including special items	$1.7	$1.9	$7.5	$10.1
Non-GAAP diluted earnings per share including special items	$0.10	$0.10	$0.42	$0.55
Diluted weighted average shares outstanding	17.7	18.5	17.8	18.4
Free Cash Flow	$0.4	$7.2	$11.5	$19.9
MANAGEMENT REORGANIZATION
          Mel Payne, Chief Executive Officer, stated, “Beginning early this year, I communicated that Carriage had a goal of 2011 being a “breakout performance” year in celebration of Carriage’s 20th Anniversary from its founding in June 1991. And while we will have our third straight year of record EPS achievement (much larger on a Non-GAAP basis), we have not executed anywhere close to the sustainable earning power potential of our portfolio of operating businesses.”
          “Two months ago Bill Heiligbrodt joined Carriage full time as Vice Chairman of the Board and Dave DeCarlo assumed the position of Lead Director, with the three of us comprising the Executive Committee of the Board. With our company facing unprecedented opportunity but needing to take a “big step up” in 2012 performance, we are announcing the following executive management reorganization.”
Mel Payne will head operations and long term vision and strategy
              Near Term Goals:
1)	Lead an updating and roll out of Carriage’s Standards Operating Model with a goal over the next five years of achieving same store revenue growth of 3% annually at sustainable Field EBITDA Margins as appropriate for each business.

2)	Lead a portfolio optimization process whereby businesses that cannot grow revenue over time at the standard portfolio growth rate will be sold and the proceeds allocated to our acquisition program for reinvestment in higher revenue growth and return businesses.

3)	Lead a complete revamping of Training and Development as a strategic function focused more heavily on recruiting and/or developing Managing Partners with 4E Leadership skills and local staff with motivations and skills to provide high value personal services and sales to our client families.
Bill Heiligbrodt will head growth and financing strategies, legal and investor relations
              Near Term Goals:
1)	Lead the development and execution of a much more advanced Strategic Acquisition Model that will directly link to our Standards Operating Model to create a long term Value Creation Model within the Carriage portfolio of funeral and cemetery businesses.

2)	Lead the investor relations effort to attract new long term shareholders by explaining the value of Carriage’s Operating Model when properly executed and the compounding value creation dynamic of adding high quality acquisitions that can quickly be integrated successfully into the Standards Operating Model framework.

3)	Lead the revision of our external reporting to a consistent Non-GAAP valuation format that is transparently reconciled to GAAP in press releases and in our Company and Investment Profile.

THIRD QUARTER, YEAR TO DATE RESULTS
          Mr. Payne added, “While our third quarter revenue declined by $1.4 million, our year to date revenue increased by $6 million or 4.4% to $142.8 million. Our year to date same store funeral volumes and revenues were flat, as was the same store average revenue per funeral contract. Revenue from funeral operations acquired during 2010 and 2011 increased funeral acquisition revenue by $1.6 million in the third quarter and $6.7 million in the first nine months of 2011. Cemetery revenue declined by $1.6 million or 15.2% in the third quarter and $0.9 million or 2.9% for the nine months. Financial revenue declined by $321,000 for the third quarter but increased by almost $200,000 year to date.”
          “Funeral Field EBITDA Margins increased substantially in the third quarter and nine months in both our same store and acquisition portfolios, resulting in an increase in Total Funeral Field EBITDA of $1.8 million or 21% in the third quarter and $4.3 million or 14% for the first nine months. Total Cemetery Field EBITDA and Cemetery Field EBITDA Margins declined in the third quarter but increased by $400,000 and 210 basis points (to 25.1%) respectively for the nine months. Financial EBITDA declined by $280,000 in the third quarter but increased slightly for the nine months. Total Field EBITDA increased by $0.9 million for the third quarter primarily due to an increase of 300 basis points in Field EBITDA Margin, while Total Field EBITDA for the nine months increased $4.9 million or 10.3% due to higher funeral acquisition revenue and an increase of 190 basis points in the Total Field EBITDA Margin to 36.6%.”
          “Overhead increased substantially in the third quarter and nine months, in large part due to special items that are included in GAAP results that will now be specifically scheduled below our GAAP reported results and reconciled, along with Non-GAAP withdrawable trust income, with our Non-GAAP reported results. Starting with this release, we will report Non-GAAP and GAAP results, but believe the recurring Non-GAAP performance to be more relevant for valuation purposes.”
          “Non-GAAP Consolidated EBITDA increased $100,000 for the quarter but increased $4.4 million or 12.6% for the nine months to $39.4 million from $35.0 million. The Non-GAAP Consolidated EBITDA Margin increased 200 basis points in the 2011 nine month period to 27.6% from 25.6% in 2010. Management views Non-GAAP Consolidated EBITDA as the approximate cash earning power of our portfolio of operating assets, which is available to service debt and tax obligations, to invest in maintenance of our existing portfolio and acquisition of new operating businesses, and to return capital to shareholders through dividends and share repurchases.”

          “Our Non-GAAP EPS performance of 10¢ in the third quarter was equal to last year. However, the Non-GAAP EPS of 55¢ for the nine months was 13¢ or 31% higher than last year’s same period, primarily as a result of much higher withdrawable trust income this year of $4.9 million compared to $2.9 million last year.”
          “Lastly, and most importantly, we produced Free Cash Flow of $19.9 million in the first nine months of 2011 compared to $11.5 in 2010, enabling us to self-finance the $10.3 million cash used for funeral acquisitions in 2011, repurchase $2.2 million of convertible subordinated debentures at a significant discount, invest $2.4 million in existing portfolio growth projects, and still build cash by $3 million during the first nine months to $4.3 million at September 30, 2011. Because of our confidence in our ability to produce strong and growing Free Cash Flow, our Board earlier today approved a $5 million stock repurchase program and our regular quarterly cash dividend.”
          “Management strongly views the Non-GAAP Consolidated EBITDA, EPS and Free Cash Flow metrics as the more relevant metrics for valuation of the intrinsic market value of the Company’s equity. We will therefore be referring only to these metrics as we report our results in the future,” concluded Mr. Payne.

NON- GAAP UNAUDITED INCOME STATEMENT
Period Ended September 30, 2011
($000’s)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2011	September 30, 2010	September 30, 2011

Same Store Contracts
Atneed Contracts	3,964	3,696	12,120	11,915
Preneed Contracts	890	941	2,896	3,118

Total Same Store Funeral Contracts	4,854	4,637	15,016	15,033
Acquisition Contracts
Atneed Contracts	1,233	1,470	3,084	4,529
Preneed Contracts	295	383	799	1,137

Total Acquisition Funeral Contracts	1,528	1,853	3,883	5,666

Total Funeral Contracts	6,382	6,490	18,899	20,699

Funeral Operating Revenue
Same Store Revenue	$25,478	$24,388	$80,113	$80,105
Acquisition Revenue	5,630	7,262	15,314	22,000

Total Funeral Operating Revenue	$31,108	$31,650	$95,427	$102,105

Cemetery Operating Revenue
Same Store Revenue	$9,030	$7,430	$25,702	$24,583
Acquisition Revenue	1,670	1,641	4,758	5,003

Total Cemetery Operating Revenue	$10,700	$9,071	$30,460	$29,586

Financial Revenue
Preneed Funeral Commission Income	$632	$513	$1,817	$1,400
Preneed Funeral Trust Earnings	1,553	1,526	4,574	4,856
Cemetery Trust Earnings	1,121	983	3,369	3,872
Preneed Cemetery Finance Charges	372	335	1,203	1,024

Total Financial Revenue	$3,678	$3,357	$10,963	$11,152

Total Revenue	$45,486	$44,078	$136,850	$142,843

Field EBITDA from Continuing Operations
Same Store Funeral Field EBITDA	$7,807	$8,254	$26,943	$28,437
Same Store Funeral Field EBITDA Margin	30.6%	33.8%	33.6%	35.5%

Acquisition Funeral Field EBITDA	847	2,221	3,599	6,396
Acquisition Funeral Field EBITDA Margin	15.0%	30.6%	23.5%	29.1%

Total Funeral Field EBITDA	$8,654	$10,475	$30,542	$34,833
Total Funeral Field EBITDA Margin	27.8%	33.1%	32.0%	34.1%

Same Store Cemetery Field EBITDA	$1,885	$1,190	$5,629	$5,819
Same Store Cemetery Field EBITDA Margin	20.9%	16.0%	21.9%	23.7%

Acquisition Cemetery Field EBITDA	486	530	1,369	1,605
Acquisition Cemetery Field EBITDA Margin	29.1%	32.3%	28.8%	32.1%

Total Cemetery Field EBITDA	$2,371	$1,720	$6,998	$7,424
Total Cemetery Field EBITDA Margin	22.2%	19.0%	23.0%	25.1%

Funeral Financial EBITDA	1,772	1,667	5,320	5,151
Cemetery Financial EBITDA	1,493	1,318	4,572	4,896

Total Financial EBITDA	$3,265	$2,985	$9,892	$10,047
Total Financial EBITDA Margin	88.8%	88.9%	90.2%	90.1%

Total Field EBITDA	$14,290	$15,180	$47,432	$52,304
Total Field EBITDA Margin	31.4%	34.4%	34.7%	36.6%

NON- GAAP UNAUDITED INCOME STATEMENT
Period Ended September 30, 2011
($000’s)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2011	September 30, 2010	September 30, 2011

Overhead
Total Variable Overhead	$835	$2,167	$2,193	$4,870
Total Regional Fixed Overhead	1,021	974	2,578	2,970
Total Corporate Fixed Overhead	3,552	3,856	10,651	11,698

Total Overhead	$5,408	$6,997	$15,422	$19,538
	11.9%	15.9%	11.3%	13.7%

Other Income	—	481	465	846

Consolidated EBITDA from Continuing Operations	$8,882	$8,664	$32,475	$33,612
Consolidated EBITDA Margin from Continuing Operations	19.5%	19.7%	23.7%	23.5%
GAAP diluted EPS	$0.05	$0.04	$0.33	$0.36

Special Items
Withdrawable trust income	$1,295	$1,300	$2,939	$4,882
Gain on Repurchase of Convertible Junior Subordinated Debenture	—	(481)	(316)	(846)
Securities Transactions Expenses	—	40	—	501
Loss on Early Extinguishment of Debt	—	201	—	201
Acquisition Expenses	192	728	581	971
Recovery of Legal fees	—	—	(650)	—
Termination Expenses	—	—	—	117

Sum of Special Items	$1,487	$1,788	$2,554	$5,826

Non-GAAP Consolidated EBITDA	$10,369	$10,452	$35,029	$39,438
Non-GAAP Consolidated EBITDA Margin	22.8%	23.7%	25.6%	27.6%

Property Depreciation & Amortization	$2,498	$2,290	$7,455	$7,209
Non Cash Stock Compensation	447	491	1,359	1,584
Interest Expense	4,570	4,551	13,691	13,594

Pretax Income	$2,854	$3,120	$12,524	$17,051

Income tax	1,156	1,264	5,072	6,906

Non-GAAP Net Income	$1,698	$1,856	$7,452	$10,145

	3.7%	4.2%	5.4%	7.1%

Non-GAAP Diluted EPS from Continuing Operations	$0.10	$0.10	$0.42	$0.55

TRUST FUND PERFORMANCE
     We executed a major asset reallocation starting in early August 2011 after the U.S. downgrade by S&P and the European sovereign debt crisis reemerged. We reduced our discretionary equity portfolio cost basis by $26.1 million, realizing about $2.0 million in losses. The proceeds were invested primarily into high yield fixed income and preferred stocks, which increased by 23% the recurring income on our discretionary portfolio from $7.9 million on August 5, 2011 to $9.7 million on November 2, 2011.
     Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services, and cemetery perpetual care) at key dates.

	Investment Performance
	Investment Performance		Index Performance
						50/50 index
Timeframe	Discretionary	Total Trust	DJIA	S&P 500	NASDAQ	Benchmark
5 years ended 12/31/10	64.7%	60.7%	24.4%	25.8%	39.6%	12.4%
3 years ended 12/31/10	47.7%	44.6%	1.7%	4.5%	20.3%	11.3%
1 year ended12/31/10	21.2%	18.4%	16.7%	15.1%	16.9%	10.8%
9 months ended 9/30/11	-10.2%	-10.8%	-5.7%	-8.7%	-9.0%	-1.0%

(1)	Investment performance includes realized income and unrealized appreciation (depreciation).

	CSV Trust Funds: Portfolio Profile
	9/30/2011		9/30/2011
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Equities	$59,638	40%	$71,967	35%
Fixed Income	$87,781	59%	$111,944	58%
Cash	$2,141	1%	$14,916	7%

Total Portfolios	$149,560	100%	$198,827	100%

FREE CASH FLOW
     Carriage produced Free Cash Flow of $7.2 million for the three months ended September 30, 2011, an increase of $6.8 million compared to $0.4 for the corresponding period in 2010. The increase in Free Cash Flow is primarily due to the $8.5 million cash withdrawal from its affiliated preneed cemetery trusts as previously disclosed. The sources and uses of cash for the nine months ended September 30, 2010 and 2011 consisted of the following (in millions):

	2010	2011
Cash flow provided by operations	$16.5	$25.3
Cash used for maintenance capital expenditures	(5.0)	(5.4)

Free Cash Flow	$11.5	$19.9
Cash at beginning of year	3.6	1.3
Borrowing (payments) against bank credit facility	5.0	(0.6)
Acquisitions	(16.8)	(10.3)
Cash used for dividends	—	(0.9)
Cash used for the repurchase of convertible junior subordinated debenture	(0.6)	(2.2)
Cash used for growth capital expenditures — funeral homes	(0.2)	(0.5)
Cash used for growth capital expenditures — cemeteries	(1.6)	(1.9)
Payment of loan origination fees	—	(0.3)
Other investing and financing activities, net	0.4	(0.2)

Cash at September 30th	$1.3	$4.3

     At September 30, 2011, no amounts were outstanding on the bank credit facility.
     Effective August 11, 2011, the Company entered into a new secured revolving credit facility with Wells Fargo Bank, N.A. which contains commitments for an aggregate of $60.0 million with an accordion provision for up to an additional $15.0 million. Prior to this transaction, the Company had a $40 million senior secured revolving credit facility that was scheduled to mature in November 2012. The new credit facility matures in October 2014 and under certain conditions may be extended to October 2016. During the third quarter of 2011, the Company recorded a charge of approximately $201,000 to write-off the remaining unamortized loan fees on the prior credit facility.

FOUR QUARTER OUTLOOK
     The Four Quarter Outlook ranges for the rolling four quarter period ending September 30, 2012 are intended to approximate what the Company believes will be the sustainable earning power of its portfolio of operating businesses over the next four quarters as its three models are effectively executed. Performance drivers include funeral contract volumes, cremation mix, cemetery preneed property sales, preneed maturities and deliveries, average revenue per service, financial revenue, overhead items, and the timing and integration of new acquisitions. Other variables that affect earnings and Free Cash Flow include the outstanding amounts under our bank credit facility, our effective tax rate which is currently estimated to be approximately 40%, preneed trust fund income withdrawals, and the estimated number of diluted shares outstanding which is currently estimated to be approximately 18.4 million.
     The Four Quarter Outlook ending September 30, 2012 includes the Carmen and Roberson acquisition that closed in October, an acquisition that is expected to close in December and an acquisition that is expected to close in January 2012.
ROLLING FOUR QUARTER OUTLOOK — Period Ending September 30, 2012
     (amounts in millions, except per share amounts)

Range
Revenues	$208 — $212
Field EBITDA	$74.9 — $76.3
Field EBITDA Margin	36.0%
Total Overhead	$25.0 — $25.5

Consolidated EBITDA	$49.9 — $50.8
Consolidated EBITDA Margin	24.0%

Interest	$18.2
Depreciation, Amortization and Stock Compensation	$12.2
Income Taxes	$7.9 — $8.3
Net Income	$11.6 — $12.1
Diluted Earnings Per Share	$0.63 — $0.66
Free Cash Flow	$20.5 — $21.5
     Revenue, earnings and Consolidated Free Cash Flow for the four quarter period ending September 30, 2012 are expected to increase materially relative to the full calendar year ended December 31, 2010, in which Carriage earned $0.45 per diluted share, for the following reasons:

•	Increase in same store Funeral Revenue averages and same store Funeral Field EBITDA Margins;

•	Increase in acquired Funeral Revenue and acquired Funeral Field EBITDA from the 2010 and 2011 acquisitions;

•	Increase in Financial Revenue and Financial EBITDA from trust funds; and

•	Increase in Cemetery Revenue, Cemetery Field EBITDA and Cemetery Field EBITDA Margins.
     Estimates involved in forecasting Free Cash Flow for the four quarter period ending September 30, 2012 include approximately $6.8 million in maintenance capital expenditures and approximately $4.8 million in cash taxes. The estimates also include Company’s new policy of withdrawing realized gains and income on a monthly basis from certain cemetery merchandise and services trust funds which are estimated to be $1.2 million for the rolling four quarter period.
CONFERENCE CALL
     Carriage Services has scheduled a conference call for tomorrow, Friday, November 4, 2011 at 10:30 a.m. eastern time. To participate in the call, please dial 800-860-2442 at least ten minutes before the conference call begins and ask for the Carriage Services conference call, or participants can listen live via the internet by logging into the Company’s website at www.carriageservices.com. A telephonic replay of the conference call will be available through November 11, 2011 and may be accessed by dialing 877-344-7529 and using passcode 445590. An audio archive will also be available on the company’s website at www.carriageservices.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Terry Sanford, Executive Vice President and Chief Financial Officer, at terry.sanford@carriageservices.com or 713-332-8475.
     Carriage Services is a leading provider of death care services and products. Carriage operates 158 funeral homes in 25 states and 33 cemeteries in 12 states.
USE OF NON-GAAP FINANCIAL MEASURES
     This press release uses Non-GAAP financial measures to present the financial earnings of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided at the end of the press release.
     Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts on a Non-GAAP proforma basis that are withdrawable at the time that the income is realized in the trusts instead of at the time of delivery to reflect the current cash results.
     The Non-GAAP financial measures “Free Cash Flow” and “EBITDA” are also reflected in the press release. Both Free Cash Flow and EBITDA are used by investors to value common stock. The Company considers Free Cash Flow to be an important indicator of its ability to generate cash for acquisitions and other strategic investments. The Company has included EBITDA in this press release because it is widely used by investors to compare the Company’s financial performance with the performance of other death care companies. EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, the Company’s presentation of EBITDA may not be comparable to similarly titled measures other companies report.
FORWARD-LOOKING STATEMENTS
     Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements” in the Company’s Annual Report and Form 10-K for the year ended December 31, 2010, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.
– Financial Statements and Tables to Follow —

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, expect share data)

	December 31,	September 30,
	2010	2011
ASSETS
Current assets:
Cash and cash equivalents	$1,279	$4,264
Accounts receivable, net of allowance for bad debts	15,587	13,393
Inventories and other current assets	10,828	11,281

Total current assets	27,694	28,938

Preneed cemetery and funeral trust investments	206,569	171,053
Preneed receivables, net of allowance for bad debts	24,099	24,224
Receivables from preneed funeral trusts	21,866	22,380
Property, plant and equipment, net of accumulated depreciation	128,472	131,493
Cemetery property	71,128	71,450
Goodwill	183,324	190,430
Deferred charges and other non-current assets	7,860	11,844

Total assets	$671,012	$651,812

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt and obligations under capital leases	$563	$574
Accounts payable and accrued liabilities	24,596	28,365

Total current liabilities	25,159	28,939

Senior long-term debt, net of current portion	132,416	131,471
Convertible junior subordinated debenture due in 2029 to an affiliated trust	92,858	89,770
Obligations under capital leases, net of current portion	4,289	4,187
Deferred preneed cemetery and funeral revenue	89,642	99,245
Deferred preneed cemetery and funeral receipts held in trust	160,834	133,120
Care trusts’ corpus	45,941	37,927

Total liabilities	551,139	524,659

Redeemable Preferred Stock	200	200

Stockholders’ equity
Common Stock	213	216
Additional paid-in capital	200,987	201,020
Accumulated deficit	(70,951)	(64,283)
Treasury stock	(10,576)	(10,000)

Total stockholders’ equity	119,673	126,953

Total liabilities and stockholders’ equity	$671,012	$651,812

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2010	2011	2010	2011
Revenues	$45,485	$44,078	$136,849	$142,843
Field costs and expenses	35,426	33,433	101,240	103,529

Gross profit	10,059	10,645	35,609	39,314
General and administrative expenses	4,122	5,043	12,413	15,140

Operating income	5,937	5,602	23,196	24,174
Interest expense	(4,571)	(4,564)	(13,696)	(13,628)
Gain on repurchase of subordinated debenture	—	481	316	846
Loss on early extinguishment of debt	—	(201)	—	(201)
Other income	1	13	154	34

Income before income taxes	1,367	1,331	9,970	11,225
Provision for income taxes	(508)	(539)	(4,038)	(4,546)

Net income	859	792	5,932	6,679
Preferred stock dividend	4	5	11	12

Net income attributable to common stockholders	$855	$787	$5,921	$6,667

Basic earnings per common share:	$0.05	$0.04	$0.34	$0.36

Diluted earnings per common share:	$0.05	$0.04	$0.33	$0.36

Weighted average number of common and common equivalent shares outstanding:
Basic	17,520	18,414	17,549	18,339

Diluted	17,726	18,461	17,775	18,381

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands, except per share data)

	For the nine months ended
	September 30,
	2010	2011
Cash flows from operating activities:
Net income	$5,932	$6,679
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,000	7,743
Provision for losses on accounts receivable	2,813	2,360
Stock-based compensation expense	1,396	1,558
Gain on repurchase convertible junior subordinated debenture	(316)	(846)
Deferred income taxes	500	(3,642)
Loss on early extinguishment of debt	—	201
Other	(149)	(37)
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(2,252)	250
Inventories and other current assets	2,015	(775)
Deferred charges and other	—	(38)
Preneed funeral and cemetery trust investments	(987)	3,465
Accounts payable and accrued liabilities	(1,799)	3,460
Deferred preneed funeral and cemetery revenue	316	8,708
Deferred preneed funeral and cemetery receipts held in trust	1,080	(3,816)

Net cash provided by operating activities	16,549	25,270
Cash flows from investing activities:
Acquisitions	(16,792)	(10,300)
Growth capital expenditures	(1,843)	(2,409)
Maintenance capital expenditures	(5,049)	(5,365)
Net proceeds from the sale of assets	400	—

Net cash used in investing activities	(23,284)	(18,074)
Cash flows from financing activities:
Net borrowings (payments) under credit facility	5,000	(600)
Payments on senior long-term debt and obligations under capital leases	(346)	(436)
Repurchase of convertible junior subordinated debenture	(576)	(2,241)
Proceeds from the exercise of stock options and employee stock purchase plan	441	325
Dividends on common stock	—	(920)
Dividends on redeemable preferred stock	(11)	(12)
Payment of loan origination fees	—	(333)
Other financing expenses	(43)	6

Net cash provided by (used in) financing activities	4,465	(4,211)

Net decrease in cash and cash equivalents	(2,270)	2,985
Cash and cash equivalents at beginning of period	3,616	1,279

Cash and cash equivalents at end of period	$1,346	$4,264

CARRIAGE SERVICES, INC.
Selected Financial Data

		(unaudited)
	December 31,	September 30,
Selected Balance Sheet Data:	2010	2011
Cash and short-term investments	$1,279	$4,264
Total Senior Debt (a)	$137,268	$136,232
Days sales in funeral accounts receivable	20.3	18.9
Senior Debt to Total Capitalization	39.2%	38.6%
Senior Debt to Consolidated EBITDA (rolling twelve months)	3.3x	3.1x
Senior Debt to Non-GAAP Consolidated EBITDA (rolling twelve months)	2.9x	2.6x

a) — Senior debt does not include the convertible junior subordinated debentures.
Reconciliation of Non-GAAP Financial Measures (unaudited):
     This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Non-GAAP Net Income for the three and nine months ended September 30, 2010 and 2011:

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2011	2010	2011
Net Income	$859	$792	$5,932	$6,679
Special items, net of tax	839	1,064	1,520	3,466

Non-GAAP Net Income	$1,698	$1,856	$7,452	$10,145

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:
Reconciliation of Net Income to Non-GAAP Consolidated EBITDA for the three and nine months ended September 30, 2010 and 2011 and the estimated rolling four quarters ended September 30, 2012 (presented at approximately the midpoint of the range identified in the release)(in 000’s):

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2011	2010	2011
Net income	$859	$792	$5,932	$6,679
Provision for income taxes	508	539	4,038	4,546

Pre-tax earnings	1,367	1,331	9,970	11,225
Interest expense, including loan cost amortization	4,570	4,551	13,696	13,594
Noncash stock compensation	447	491	1,359	1,584
Depreciation & amortization	2,498	2,290	7,450	7,209
Special items	1,487	1,788	2,554	5,826

Non-GAAP Consolidated EBITDA	$10,369	$10,452	$35,029	$39,438

Rolling
Four Quarter
Outlook
September 30,
2012 E
Net income	$11,900
Provision for income taxes	8,100

Pre-tax earnings	20,000
Interest expense, including loan cost amortization	18,200
Depreciation & amortization, including stock compensation	12,200

Consolidated EBITDA	$50,400

Revenue	$210,000
Consolidated EBITDA Margin	24.0%
Reconciliation of Diluted EPS to Non-GAAP Diluted EPS for the three and nine months ended September 30, 2010 and 2011:

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2011	2010	2011
Diluted EPS	$0.05	$0.04	$0.33	$0.36
Effect of special items	0.05	0.06	0.09	0.19

Non-GAAP Diluted EPS	$0.10	$0.10	$0.42	$0.55

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:
Reconciliation of cash provided by operating activities to Free Cash Flow (in 000’s):

	Three months ended September 30,
	2010	2011
Cash provided by operating activities	$2,032	$9,176
Less maintenance capital expenditures	(1,611)	(2,002)

Free Cash Flow	$421	$7,174

Reconciliation of cash provided by operating activities to Free Cash Flow (in 000’s):

	Nine months ended September 30,
	2010	2011
Cash provided by operating activities	$16,549	$25,270
Less maintenance capital expenditures	(5,049)	(5,365)

Free Cash Flow	$11,500	$19,905

Reconciliation of Consolidated EBITDA to Free Cash Flow for the estimated rolling four quarters ending September 30, 2012 (in 000’s):

Rolling
Four Quarter
Outlook
September 30,
2012 E
Consolidated EBITDA	$50,400
Interest paid	(17,800)
Cash Income taxes	(4,800)
Maintenance capital expenditures	(6,800)

Free Cash Flow	$21,000